EXHIBIT 10.6

                               HOPS OF THE ROCKIES
                          DEVELOPMENT OPTION AGREEMENT

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         THIS HOPS OF THE ROCKIES DEVELOPMENT OPTION AGREEMENT
("Agreement") is made effective as of this 1st day of January, 1996, by and between HOPS GRILL & BAR, INC., a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "Hops"), ROCKY MOUNTAIN RESTAURANT PARTNERS, INC., a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "RMRP"), and the SHAREHOLDERS OF RMRP set forth on EXHIBIT A hereto (the "RMRP Principals").

                              W I T N E S S E T H:

         WHEREAS, the principals of Hops own all of the issued and outstanding shares of common stock of Hops of the Rockies, Inc., a corporation organized and existing under the laws of the State of Florida ("HRI");

         WHEREAS, as of the date hereof, all of the capital stock of RMRP is owned by the RMRP Principals in the amounts shown on EXHIBIT A attached hereto, subject to the limited transfer rights permitted under Section 9(h) hereof;

         WHEREAS, HRI, RMRP, Hops Partners, Inc., a Florida corporation (hereinafter referred to as "HPI"), and Joseph F. Timberlake III, the proposed Territory Area Manager (hereinafter referred to as "Manager"), are parties to that certain Limited Partnership Agreement of even date herewith (the "Partnership Agreement") whereby HRI, RMRP, HPI, and Manager formed Hops of the Rockies, Ltd., a Florida limited partnership (the "Partnership"), for the purpose of developing and operating, directly or indirectly, up to three (3) Hops Grill & Bar restaurants (including, but not necessarily limited to, the Initial Restaurant (as defined herein)) in the Territory (as defined herein) pursuant to the terms and conditions contained therein; and

         WHEREAS, Hops has agreed to grant to RMRP the option to participate in the development and operation of the Initial Restaurant and up to two (2) Additional Restaurant(s) (as defined herein), if any, in the Territory (as defined herein) pursuant to the terms and conditions contained herein.

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         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

                                   DEFINITIONS
         The following definitions shall apply to the following terms as used in this Agreement:

         (1) "Additional Restaurants" means up to two (2) restaurants (in addition to the Initial Restaurant) to be developed and operated in the Territory prior to the expiration or termination of RMRP's rights hereunder.

         (2) "Hops" means Hops Grill & Bar, Inc., a corporation organized and existing under the laws of the State of Florida, which is the owner of all rights under the unique "Hops Grill & Bar" System of restaurant development, theme and operation.

         (3) "Hops Offer" means the notice and information served upon RMRP by Hops pursuant to Section 2(b).

         (4) "Initial Restaurant" means the first restaurant to be developed and operated, directly or indirectly, by the Partnership as described in Section 1 hereof.
         (5) "New Partnership" shall have the meaning set forth in Section 3(c)(i).

         (6) "Operating Agreement" means the agreement(s) to be entered into by the Partnership (or one or more Second-Tier Partnerships) governing the development and operation of each restaurant to be developed and operated, directly or indirectly, by the Partnership within the Territory pursuant to this Agreement.

         (7) "Option Fee" means the fee payable by RMRP to Hops pursuant to Section 2(e) hereof, for the right to participate in the development and operation of Additional Restaurants.

         (8)      "Option Period" shall have the meaning as set forth in Section
2(d).

         (9) "Partnership" means the Florida limited partnership formed by HRI, RMRP, HPI, and Manager pursuant to the Partnership Agreement and the laws of the State of Florida and known as Hops of the Rockies, Ltd.

         (10) "Partnership Agreement" means the agreement pursuant to which HRI, RMRP, HPI, and Manager formed the Partnership under the laws of the State of Florida for the purpose of owning and operating, directly or indirectly, up to three (3) "Hops Grill & Bar" restaurants within the Territory.

         (11) "Second-Tier Partnership" means a limited partnership that may be formed at the sole discretion of Hops and HRI for the purpose of developing or operating the Initial

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Restaurant or any Additional Restaurant(s) pursuant to this Agreement whereby
(i) HRI will be a general partner who will have a one percent (1.0%) equity interest in such partnership, (ii) the manager of the Initial Restaurant or any Additional Restaurant(s) may be a limited partner which may have up to a ten percent (10.0%) equity interest in such partnership, and (iii) the Partnership (or a New Partnership in the case of a Special Acceptance as described in Section 3(c) hereof) will be a limited partner in such partnership that will own the remaining equity interest in such partnership.

         (12)     "Special Acceptance" shall have the meaning set forth in
Section 3(c) hereof.

         (13) "System" means a unique system owned by Hops, and associated with "Hops Grill & Bar" restaurants, which specializes in the sale of high quality, moderately priced, American food with a microbrewery and includes proprietary rights in certain valuable trade names, service marks and trademarks, including the service mark "Hops Grill & Bar," designs and color schemes for restaurant premises, signs, equipment, procedures and formulae for preparing food and beverage products, specifications for certain food and beverage products, inventory methods, operating methods, financial control concepts, training methods and teaching techniques. (14) "Territory" means the state of Colorado.

1.       INITIAL RESTAURANT.

         (a) On the date hereof, HRI, RMRP, HPI, and Manager have executed the Partnership Agreement for the purpose of the development and operation, direct or indirect, of the Initial Restaurant. It is hereby contemplated by the parties, subject to Section 1(b) below, that the Initial Restaurant will be located in the Cherry Creek area of Denver, Colorado and will be owned indirectly by the Partnership through a Second-Tier Partnership known as "Hops of Cherry Creek, Ltd." which will initially be owned as follows: HRI will own a 1.0% interest as the sole general partner; HRI will own a 0.1% interest as a limited partner; and the Partnership will own a 98.9% interest as a limited partner. The parties hereby acknowledge that at the sole discretion of Hops and HRI, up to a ten percent (10.0%) limited partnership interest in Hops of Cherry Creek, Ltd. may be owned by a manager of the Cherry Creek restaurant at a future date.

         (b) The decision as to the actual location of the Initial Restaurant shall be made by Hops and HRI in their sole discretion (provided that Hops and HRI shall, in good faith, consult with RMRP during such search and prior to committing to any location for the Initial Restaurant). If Hops and HRI are unable to locate and secure a site for the Initial

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Restaurant within one (1) year of the date of this Agreement, (i) this Agreement shall become null and void and of no further force or effect, except that RMRP and its principals shall continue to be bound by the provisions of Section 6 hereof, and (ii) Hops shall promptly refund to RMRP the fee paid with respect to the Initial Restaurant as set forth in Section 1(c) below, without interest.

         (c) Upon the execution of this Agreement, RMRP shall pay to Hops a fee in the amount of Thirty-Thousand Dollars (U.S.$30,000) for the right to participate with HRI, through the Partnership (and the Second-Tier Partnership), in the development and operation of the Initial Restaurant. Such fee, once paid, shall be non-refundable, except as provided in Section 1(b) above.

         (d) Attached hereto as EXHIBIT 1(D) is the form of the Operating Agreement to which the Partnership (or a Second-Tier Partnership, if appropriate) shall be subject with respect to the Initial Restaurant and each Additional Restaurant. The Operating Agreement for each restaurant developed directly or indirectly by the Partnership shall govern the terms of the development and operation of each such restaurant and shall set forth the fees and expenses owing by the Partnership (or the Second-Tier Partnership, if appropriate) to Hops or its affiliates, successors or assigns.

2.       ADDITIONAL RESTAURANTS; GRANT OF OPTION.

         (a)      [REMOVED AND RESERVED.]

         (b) RMRP RIGHT OF FIRST REFUSAL. If, during the Option Period as described in Section 2(d), Hops desires, directly or indirectly, to develop Additional Restaurant(s) in the Territory, Hops shall first serve written notice (hereinafter called the "Hops Offer") to that effect upon RMRP, stating the proposed location of the Additional Restaurant(s) to be developed, reasonable demographic information regarding the location, and the estimated capital (both equity and debt) required to develop and operate such Additional Restaurant(s). RMRP shall have the option to participate in the development and operation of any such Additional Restaurant(s) upon the terms set forth in Section 3 hereof by giving written notice to Hops of the acceptance by RMRP of the Hops Offer and making payment to Hops of the Option Fee described in Section 2(e) hereof, within fifteen (15) days after the date of the Hops Offer.

         (c) RIGHT OF HOPS TO DEVELOP. In the event that RMRP fails to timely accept a Hops Offer (or effect a Special Acceptance as that term is defined in Section 3(c) hereof) or fails to timely negotiate and execute the agreements necessary to develop and operate such

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Additional Restaurant(s) as provided in Section 4 hereof, Hops shall be free to develop and operate the Additional Restaurant(s) described in the Hops Offer (i) on its own, directly or indirectly through one or more subsidiaries or related entities, or (ii) with any unrelated third party upon such terms as Hops shall, in its sole discretion, elect.

         (d) OPTION PERIOD. For purposes of this Section 2, the Option Period shall commence upon the effective date of this Agreement and shall expire upon the earlier of:

                  (i) the date that is three (3) years from the effective date of this Agreement;

                  (ii) the date upon which RMRP accepts the Hops Offer for the second Additional Restaurant; or

                  (iii)    the date upon which RMRP shall allow any Hops
                           Offer to expire without acceptance (or without Special Acceptance as that term is defined in Section 3(c) hereof) or RMRP shall fail to timely negotiate and execute the agreements necessary to develop and operate any Additional Restaurant(s) as provided in
                           Section 4 hereof;

                  (iv) the date upon which HRI or Hops (or any affiliate or successor of Hops) shall acquire all or any portion of the Partnership interest of RMRP;

                  (v) the date upon which HRI or Hops (or any affiliate or successor of Hops) shall acquire the direct or indirect interest of RMRP in any Additional Restaurant(s); or

                  (vi) the date of the termination of this Agreement as provided in Section 5 hereof.

         (e) OPTION FEE. RMRP shall pay an Option Fee to Hops with respect to each Additional Restaurant in which RMRP shall participate pursuant to
Section 2(b) hereof in the following amounts:

                  (i)      U.S. $20,000 for the first Additional Restaurant; and

                  (ii) U.S. $15,000 for the second Additional Restaurant. The Option Fee with respect to any Additional Restaurant in which RMRP shall participate pursuant to Section 2(b) hereof, shall be paid by RMRP with the acceptance of the Hops Offer as provided in Section 2(b) hereof. All Option Fees, once paid, shall be non-refundable.

         (f) LIMITATION. Anything herein to the contrary notwithstanding, the option granted to RMRP hereunder shall extend only to a maximum of two (2) Additional Restaurants (in addition to the Initial Restaurant), if any, to be developed in the Territory during the Option Period hereof, and except as may otherwise be agreed by Hops in its sole

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discretion in a future writing, RMRP shall have no rights with respect to any restaurants other than those specifically provided for herein.

3.       EXTENT OF PARTICIPATION.

         (a) Except as otherwise specifically set forth in Section 3(c) below, in the event that RMRP timely accepts a Hops Offer to participate in the development and operation of the Additional Restaurant(s) pursuant to the provisions of Section 2(b) hereof, RMRP shall be entitled to participate in the development and operation of the Additional Restaurant(s) only through the Partnership (and any associated Second-Tier Partnership designated by Hops or HRI) unless otherwise approved by Hops, in its sole discretion, upon the terms provided for in this Agreement and the Partnership Agreement and RMRP shall:

                  (i) make the additional capital contributions and loan or guarantee commitments, pro rata with HRI and HPI (or Hops or an affiliate or successor of Hops), necessary to fund the development and operation of any such Additional Restaurant(s); and

                  (ii) execute the then current agreements requiring execution by RMRP for the Additional Restaurant(s).

         (b) Hops' participation in any Additional Restaurant(s) may, in the discretion of HRI or Hops, be through HRI, Hops or HRI any affiliate or successor of Hops.

         (c) In the event that RMRP receives any Hops Offer to participate in the development and operation of any Additional Restaurant(s) wherein the initial required additional capital contribution to the Partnership by RMRP would be in excess of Three Hundred Ninety Thousand Dollars (U.S.$390,000) in order for RMRP to retain its then current percentage interest in the profits and losses of the Partnership, then (and only in such event) RMRP shall have the right to accept such offer (hereinafter referred to as an "Special Acceptance") on the following alternative terms:

                  (i) RMRP may agree to contribute initial capital in the amount of (but not less than) Three Hundred Ninety Thousand Dollars (U.S.$390,000) to a newly formed Florida limited partnership (the "New Partnership") with one or more Hops related entity(ies) and receive its pro-rata interest in the profits and losses of the New Partnership (which pro-rata interest shall be determined by dividing the initial required capital contribution of RMRP, by the initial required capital contributions of all (including RMRP) partners to the New Partnership) which pro rata

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                           interest shall be less than RMRP's percentage
                           interest in the profits and losses in the Partnership.

                  (ii) In the event of a Special Acceptance by RMRP, the New Partnership shall be formed by and among RMRP and one or more Hops related entity(ies) (or other parties chosen by Hops in its sole discretion) by means of a partnership agreement which shall contain terms which are substantially similar to the terms of the Partnership Agreement for the Partnership. The formation of the New Partnership and the ultimate terms of the partnership agreement for the New Partnership shall be in the sole discretion and control of Hops or the Hops related entity(ies) that will participate in the New Partnership provided that
                           (A) the New Partnership shall be formed for the purpose of developing and operating one Hops Grill & Bar Restaurant (either directly or through a Second-Tier Partnership), and (B) the terms of the partnership agreement for the New Partnership shall not be substantially less favorable to RMRP than the terms of the Partnership Agreement for the Partnership. The interest of RMRP in the New Partnership shall solely as a limited partner and Hops shall have the right to designate the sole general partner(s) and other limited partner(s) of the New Partnership. Despite the limitation upon the amount of the initial required capital contribution by RMRP to the New Partnership, in the partnership agreement for the New Partnership, RMRP will agree to be subject to both calls for additional capital and loans for the New Partnership in a manner substantially similar to that set forth in the Partnership Agreement for the Partnership.

                  (iii) Any Special Acceptance by RMRP hereunder shall be considered an acceptance of a Hops Offer for purposes of this Agreement and any Additional Restaurant developed and operated by a New Partnership shall be considered as one of the two Additional Restaurants in which RMRP may participate under this Agreement. Except as specifically set forth herein, all other provisions of this Agreement relative to the acceptance of a Hops Offer hereunder shall continue to apply (including, but not limited to, the payment of an applicable Option Fee and the execution of required documents). Any Additional Restaurants

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                           developed and operated by a New Partnership may, in
                           Hops discretion, be developed and operated through a second-tier partnership the ownership of which may include up to a ten percent (10%) ownership for a restaurant manager.

                  (iv) In the event of a Special Acceptance, RMRP shall be responsible to reimburse to Hops all out of pocket expenses associated therewith that would not have been required as the result of an acceptance of a Hops Offer pursuant to Section 2(b) above.

4.       ADDITIONAL RESTAURANT AGREEMENTS.

         (a) As soon as possible (but in any event within thirty (30) days) after acceptance by RMRP of any Hops Offer pursuant to Section 2(b) above, RMRP shall, in good faith, negotiate and enter into, any amendment to the Partnership Agreement reasonably requested by Hops or HRI to effectuate the development and operation of any such Additional Restaurant(s).

         (b) In addition to the provisions of Section 4(a) above, in the event of a Special Acceptance of a Hops Offer as provided in Section 3(c), RMRP shall also, as soon as possible (but in any event within thirty (30) days execute the partnership agreement for the New Partnership and any other documents reasonably requested by Hops as the result of the Special Acceptance.

5.       TERMINATION.

         (a) Hops shall have the right to terminate this Agreement immediately upon written notice to RMRP stating the reason for such termination, and RMRP shall no longer have any rights created by this Agreement in the event of:

                  (i) the filing by RMRP or any RMRP Principal of a petition in bankruptcy or an arrangement for the benefit for reorganization; the filing against RMRP or any RMRP Principal of a petition in bankruptcy, an arrangement for the benefit of creditors, or petition for reorganization, not dismissed within sixty (60) days of the filing thereof; the making of an arrangement by RMRP or any RMRP Principal for the benefit of creditors; or the appointment of a receiver or trustee for RMRP or any RMRP Principal, which receiver or trustee shall not have been dismissed within sixty (60) days of such appointment; or

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                  (ii)     the breach by RMRP or any RMRP Principal of this
                           Agreement, the Partnership Agreement or of any other agreement with HRI, Hops or any affiliate or successor thereof.

         (b) The obligations and limitations of RMRP and the RMRP Principals pursuant to Section 6 and Section 9(h) below shall survive any termination of this Agreement.

6.       CONFIDENTIALITY; RESTRICTIONS UPON COMPETITION.

         (a) CONFIDENTIALITY.

                  (i) CONFIDENTIAL INFORMATION. For purposes of this Agreement, the term "Confidential Information" shall mean any and all information disclosed or made known to RMRP or the RMRP Principals by Hops (or its affiliates or successors) or obtained by RMRP or the RMRP Principals, directly or indirectly, as a consequence of or through RMRP's association, dealings, discussions or relationship with Hops (or its affiliates or successors), which information is not generally known in the industry in which Hops is or may become engaged, concerning Hops or Hops' products, services, operations, processes, techniques, research, engineering, development, programming, techniques of application, properties, constructions, inventions, discoveries, concepts, ideas, designs, methods, formulas, plans, organization, accounting, intellectual property, marketing, selling, purchasing, merchandising, contracting, leasing, renting, computer programming, recording, manufacturing, business plan(s), strategies, negotiations, advertising and/or promotional concepts or materials, copy, logos, customers, distributors, suppliers, agents, employees, representatives, marketing contacts, prospects, references, business associates or otherwise associated persons or entities and any and all other information which may be considered as the proprietary or intellectual property or trade secret of Hops under applicable law whether or not such information was intentionally or unintentionally disclosed or made known to RMRP or the RMRP Principals and whether or not such information is written or complete and as it may exist from time to time.

                  (ii) USE AND DISCLOSURE OF INFORMATION. RMRP and the RMRP Principals recognize and acknowledge that all and each item of Hops' Confidential

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                           Information is a valuable, special, and unique asset
                           of Hops and the System. RMRP and the RMRP Principals further recognize and agree that such Confidential Information must remain confidential in order to maintain its value to both Hops and to all of the restaurant operators operating under the System, both now and in the future. Accordingly, RMRP and the RMRP Principals will not, directly or indirectly, during or after the term of this Agreement, compete by use of, disclose, disseminate, publish or use, or permit the competition through use of, disclosure, dissemination, publishing or use of the Confidential Information, or any part thereof, to or for itself or any other person, group, firm, corporation, association, or any other entity for any reason or purpose whatsoever, except as may be required in the good faith operation of the Initial Restaurant or Additional Restaurants. Upon termination of this Agreement and the Operating Agreements relating to the Initial Restaurant and each Additional Restaurant, RMRP and each of the RMRP Principals shall immediately return to Hops all System manuals and all other documents, records, notebooks, computer disks or tape (or other computer storage media) and similar repositories containing Confidential Information, including all copies thereof, then in the possession, control or influence of RMRP or the RMRP Principals, whether prepared by Hops (or its affiliates), RMRP or the RMRP Principals or their respective employees or affiliates or others.

                  (iii) BREACH OR THREATENED BREACH. In the event of a breach or threatened breach by RMRP or the RMRP Principals of the provisions of this Agreement, Hops shall be entitled to an injunction (without the posting of bond), restraining RMRP and each of the RMRP Principals from using any of the Confidential Information or from rendering any services to any person, firm, corporation, association, or other entity to whom any of the Confidential Information has been disclosed. Nothing herein shall be construed as prohibiting Hops from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from RMRP, the RMRP Principals and/or any party or parties to whom such disclosure has been made or who has (have) been in any way involved in such breach or threatened breach or

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                           who has (have) encouraged or solicited such breach or
                           threatened breach or who has (have) benefitted from such breach or threatened breach. This agreement by RMRP and each of the RMRP Principals shall be construed as an agreement independent of any other provision of any agreement, and the existence of any claim or cause of action of RMRP, RMRP Principals or any other person or entity, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of this Agreement by Hops or any other person, firm, corporation or entity.

         (b) RESTRICTIONS UPON COMPETITION.

                  (i)      [REMOVED AND RESERVED]

                  (ii) During the term of this Agreement and each Operating Agreement and for a period of five (5) years following the termination of the last such Operating Agreement, RMRP and the RMRP Principals shall not independently or as a group, directly or indirectly, within any state of the United States (or similar jurisdiction within any foreign country) in which Hops or its affiliates operates or licenses or otherwise authorizes others to operate restaurants under the System (the "Restricted Territory"), enter into or engage in any business in competition with the business of Hops or its affiliates (or any operator of restaurants under the Hops System), as it now exists or may exist in the future, either as an individual on his own account, or as a partner, joint venturer, employee, agent, salesman, contractor, officer, director, stockholder or otherwise. For purposes of this Section 6(b)(ii), a business shall be deemed competitive with the business of Hops if it utilizes, directly or indirectly, a menu, theme, design, motif, concept, method of operation or other distinctive characteristic of the Hops System as it shall exist from time to time. While not limiting the generality of the preceding sentence, any restaurant or bar operating its own microbrewery (or affiliated with an entity which operates a microbrewery) shall be deemed to be a direct competitor of Hops. This covenant on the part of RMRP and each of the RMRP Principals is made by RMRP and each of the RMRP Principals to induce Hops to enter into this Agreement with RMRP and to grant RMRP and each of

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                           the RMRP Principals access to Hops' Confidential
                           Information and RMRP and each of the RMRP Principals hereby acknowledges the sufficiency of the consideration received by him and it for this covenant. This covenant on the part of RMRP and each of the RMRP Principals shall be construed as an agreement independent of any other provision in this Agreement or any other Agreement between RMRP or the RMRP Principals and Hops (or any affiliate or successor of Hops); and the existence of any claim or cause of action of RMRP or any of the RMRP Principals against Hops (or any affiliate or successor of Hops), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Hops of this covenant. It is agreed by the parties hereto, however, that if any portion of this covenant is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographical area; and each month of the specified period shall be deemed a separate period of time, and each state, county or other political subdivision within the Restricted Territory shall be deemed a separate geographical area so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that, in the event any court determines the specified time period or the specified geographical area covered by this covenant to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against RMRP and each of the RMRP Principals. It is further agreed by the parties hereto that in the event of a breach or violation or threatened breach or violation by RMRP or any of the RMRP Principals of the provisions of this covenant, Hops shall be entitled to an injunction (without the provision of bond by Hops) restraining RMRP or any such RMRP Principal from, directly or indirectly, engaging in business in competition with Hops in breach or violation of this covenant, and restraining RMRP or any such RMRP Principal from any direct or indirect association with any person, firm, corporation, association, partnership, venture or other entity engaging

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                           in business in competition with Hops or its
                           affiliates in the Restricted Territory, whether directly or indirectly. Nothing herein shall be construed as prohibiting Hops from pursuing any other remedies available to it by law or by this Agreement for breach, violation or threatened breach or violation of the provisions of this covenant, including, by way of illustration and not by way of limitation, the recovery of damages from RMRP or the RMRP Principals or any other person, firm, corporation or entity. The provisions of this covenant shall survive the termination of this Agreement for the purpose of providing Hops with the protection of the covenants of RMRP and each of the RMRP Principals provided herein.

                  (iii) RMRP and each of the RMRP Principals hereby acknowledge that this covenant is a reasonable and necessary requirement of Hops for the protection of the legitimate and valid business interests of Hops and other restaurant operators under the System. RMRP and each of the RMRP Principals hereby agree that this covenant is a reasonable and necessary restraint of trade and does not violate the Sherman Antitrust Act, the Florida Antitrust Act or the common law. The parties hereto specifically acknowledge and agree, for all purposes, that the specified time period and the specified geographical area set forth in this covenant is both reasonable and necessary for the protection of Hops' interests.

                  (iv) Should an action have to be brought by Hops against RMRP or any of the RMRP Principals to enforce this covenant, the period of restriction shall be deemed to begin running on the date of entry of an order granting Hops preliminary injunctive relief and shall continue uninterrupted for the next succeeding five
                           (5) year period. RMRP and each of the RMRP Principals acknowledge and agree that the intent and purpose of this covenant is to preclude RMRP and each of the RMRP Principals from competing with Hops for a full five (5) year period and that such purpose and effect would be frustrated by measuring the period of restriction from the date of termination of the last Operating Agreement where RMRP and each of the RMRP

                           Principals failed to honor this covenant until directed to do so by court order.

                  (v) The restrictions contained in Section 6(a) above shall not apply to ownership of less than one percent (1.0%) of the shares of a company whose shares are listed and traded on a national securities exchange, if such shares are owned for investment only, and are not owned by an officer, director, employee or consultant of such publicly traded company.

7.       DISPUTE RESOLUTION.

         (a) In the event there should arise any misunderstanding or disagreement between the parties as to the compliance with the terms and conditions of this Agreement, or as to whether either party has grounds hereunder entitling it to terminate this Agreement, or any other dispute related to this Agreement including arbitrability of the dispute, it is mutually agreed that such differences, if they cannot be satisfactorily resolved between the parties within thirty (30) days after either party seeking arbitration delivers notice of same to the other party, shall be submitted to a single arbitrator, if the parties agree upon one; otherwise, to a board of three arbitrators, of whom one shall be selected by each party within twenty (20) days after such 30-day period, and a third arbitrator shall be selected by these two selected arbitrators. If one of the parties fails to timely select an arbitrator, the arbitrator that was timely selected shall be the sole arbitrator. If neither party timely selects an arbitrator, the first arbitrator selected thereafter shall be the sole arbitrator, no others being appointed. Where each of the parties timely selects an arbitrator, said arbitrators will have ten (10) days from the end of the twenty (20) day period to select the third arbitrator. In the event the arbitrators are unable to timely agree on the third arbitrator, either party may petition any official of the American Arbitration Association for appointment of the third arbitrator and the parties agree to accept any arbitrator appointed by such official subject to the limitations hereof. Arbitrators must be reasonably independent of the parties and their principals. Persons who are hereby expressly disqualified to serve as arbitrators are principals of the parties, relatives of said principals, employees of the parties or said principals, persons not residing within 100 miles of Tampa, Florida, attorneys, accountants and other business persons having professional or business relationships with the parties or said principals.

         (b) Arbitration shall proceed in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted in Tampa, Florida. The arbitrators shall have all the powers permitted arbitrators under the laws of the State of Florida. The decision and award of such single arbitrator, if only one is used, or any two of such board if three are used, as the case may be, shall be final and binding upon the parties, their heirs, legal representatives, successors and assigns respectively, and shall have the same force and effect as though such decision had been handed down by a court of final jurisdiction. The cost of arbitrator(s) is to be shared equally by the parties. Each party shall be responsible for and shall pay for the expenses of presenting its respective case, including depositions, attorney's fees and costs and witness fees which expenses shall not be subject to award by the arbitrator(s), nor shall such expenses be subject to award by any court or other judicial authority. The parties shall deposit, at the beginning of the arbitration process, with the arbitrator(s) an amount equal to the estimated costs (including arbitrators' time charges) of the total arbitration. Arbitrators' time charges shall be at the same rate for all arbitrators. Each of the parties hereto covenants to abide by any arbitration decision.

         (c) In the event that it becomes necessary for any party to this Agreement to enforce a decision of arbitration through legal proceedings, the parties hereby agree that the Circuit Court for the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Tampa Division, and the United States District Court for the Middle District of Florida, Tampa Division, shall have exclusive jurisdiction to hear and determine any such matters. Each party hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding whether commenced by or brought against them in either of such Courts. In any such court proceeding the prevailing party shall be entitled to reimbursement of all costs and expenses, which may be reasonably incurred or paid in connection therewith, including without limitation, attorney's fees and costs at the trial court and appellate court levels.

8. REPRESENTATIONS AND WARRANTIES. RMRP and each of the RMRP Principals hereby jointly and severally acknowledge, represent, warrant and agree as follows:

         (a) RMRP and each of the RMRP Principals hereby acknowledge that all documents, records and books pertaining to the Partnership, the Initial Restaurant and the proposed Additional Restaurants have been made available for inspection by them, their attorney, their accountant and/or their other advisors. RMRP and each of the RMRP Principals or their respective advisors have had a reasonable opportunity to ask questions of and receive answers from representatives of Hops and HRI concerning the Partnership, the Initial Restaurant and the proposed Additional Restaurants, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in all documents and materials that have been made available to him and/or his advisors. All such questions have been answered to the full satisfaction of RMRP and each of the RMRP Principals. No oral representations have been made or oral information furnished to RMRP or the RMRP Principals or their respective advisors in connection with his review of the documents, records and books pertaining to the Partnership, the Initial Restaurant and the proposed Additional Restaurants that were in any way inconsistent with such documents, records and books.

         (b) RMRP has been advised by Hops and HRI that the Partnership was formed for the purpose of developing and operating, directly or indirectly, up to three (3) "Hops Grill & Bar" restaurants in the Territory; provided, however, that the decision as to the actual development and the timing of the actual development of the Initial Restaurant and the Additional Restaurants will rest solely with Hops and HRI and may be influenced by numerous factors beyond the control of Hops, HRI, and RMRP or the RMRP Principals, some of which may not relate to the Partnership or its restaurant operations and accordingly, the Initial Restaurant and the Additional Restaurants may not be built in accordance with the original schedule, if any, developed by Hops and HRI and, it is possible that, in a worst case, all or a portion of the Initial Restaurant and the Additional Restaurants may not be constructed. Additionally, once constructed, any decision regarding the continued operation of some or all of the Initial Restaurant or the Additional Restaurants, if any, will rest solely with HRI and may be influenced by factors unrelated to the business of the Partnership.

         (c) RMRP and each of the RMRP Principals is aware that HRI is an affiliate of Hops and that as a part of its business operations, Hops will be actively involved in the development and operation of restaurants other than those to be owned and operated, directly or indirectly, by the Partnership and that RMRP shall not have any right in or to any portion of the business operations or opportunities of Hops or its affiliates or successors other than those specifically granted to RMRP herein. RMRP and each of the RMRP Principals acknowledges that some of the restaurants that may be developed, directly or indirectly, by Hops (other than the Initial Restaurant or the Additional Restaurants to be developed hereunder) may directly or indirectly compete with the restaurants to be developed and operated hereunder and may even be located within the Territory.

         (d) RMRP and each of the RMRP Principals (i) has adequate means of providing for his or its current needs and possible personal contingencies, (ii) has no need for liquidity with respect to his or its interest in the Partnership, (iii) is able to bear the substantial economic risk of holding his or its interest in the Partnership for an indefinite period, (iv) can afford a complete loss of his or its contributions to and obligations with respect to the Partnership, and (v) does not have an overall commitment to assets that are not readily marketable that is disproportionate to his or its net worth, and RMRP's purchase of its interest in the Partnership will not cause such overall commitment to become excessive.

         (e) Each of the RMRP Principals hereby represent and warrant that they are "Accredited Investors" as that terms is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. RMRP and each of the RMRP Principals understands that neither the offering nor the sale of RMRP's interest in the Partnership has been registered under the Act or any state securities laws in part, in reliance upon the representations and warranties of RMRP and each of the RMRP Principals. RMRP and each of the RMRP Principals further understands that RMRP's interest in the Partnership will have to be held indefinitely unless (i) the sale or other transfer thereof is registered under the Act, or (ii) an exemption from such registration is available. RMRP further understands that (i) HPI has the right to purchase its interest in the Partnership in the circumstances and on the terms specified in the Partnership Agreement, and (ii) the transferability of its interest in the Partnership is subject to the requirements of this Agreement and the Partnership Agreement.

         (f) RMRP's interest in the Partnership is being purchased solely for its own account and not for the account of any other person and not for distribution, assignment or resale to others and no other person has a direct or indirect beneficial interest in RMRP's interest in the Partnership.

         (g) RMRP and each of the RMRP Principals hereby confirms to Hops, HRI and the Partnership that neither the entry of performance of this Agreement or the Agreements for the Partnership or any Second-Tier Partnership will cause RMRP or any of the RMRP Principals to breach any existing agreement or obligation of RMRP or any of the RMRP Principals with any other person or entity.

9.       MISCELLANEOUS.

         (a) Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or telexed, or sent express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telexed, or if mailed, two days after the date of mailing, as follows:

                           Hops:
                           3030 North Rocky Point Drive West
                           Suite 650
                           Tampa, Florida 33607
                           Attention: David L. Mason

                           RMRP or RMRP Principals:
                           5521 West Cypress Street
                           Tampa, Florida  33607

         (b) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns; provided, except as provided in Section 9(h) hereof that this Agreement may not be assigned by any party without the consent of the other party to this Agreement.

         (c) AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all of the parties to this Agreement.

         (d) ENTIRE AGREEMENT. This Agreement, including the exhibits and other documents referred to herein which form a part hereof, contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein.

         (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         (f) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

         (g) SEPARABILITY. If any section, subsection or other provision of this Agreement, or the application of such section, subsection or provision, is held invalid, then the remainder of this Agreement and the application of such section, subsection or provision to person or circumstance other than those with respect to which it is held invalid, shall not be affected thereby.

         (h) ASSIGNMENT. Except as provided in this Section 9(h), neither this Agreement nor the rights hereunder may be assigned by RMRP. RMRP hereby agrees that the RMRP Principals may provide for the transfer of their equity interests in RMRP among the RMRP Principals; PROVIDED, HOWEVER, that one or more of the RMRP Principals shall, at all times, retain a minimum of one hundred percent (100%) of the equity interest in and absolute voting and other control of RMRP, unless otherwise consented to by Hops in writing (or its successor or assigns), which consent may be unreasonably withheld. Additionally, the Bylaws of RMRP shall reflect that the issuance and transfer of shares of stock (or other equity interests in such corporation) is restricted by the terms of this Agreement and the following legend shall appear conspicuously upon the face of each stock certificate of (or certificate otherwise representing an interest in) such corporation: "The transfer of this stock (or interest) is subject to the terms and conditions of a Development Option Agreement dated effective as of January 1, 1996 by and between RMRP, RMRP Principals, and Hops and the Bylaws of the corporation." RMRP hereby acknowledges that the purpose of the aforesaid transfer restrictions and procedures is to protect the trademarks, trade secrets and operating procedures of Hops. RMRP and each of the RMRP Principals hereby acknowledges that non-compliance with the transfer restrictions and procedures set forth in this Section 9(h) shall constitute a breach of this Agreement by RMRP.

                      [SIGNATURE BLOCKS ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first above written.

WITNESS:                                 HOPS:

                                         HOPS GRILL & BAR, INC.

/s/ TERENCE TERENZI                      By: /s/ DAVID L. MASON
-----------------------------               ------------------------------------
/s/ R. ALAN HIGBEE                               David L. Mason, President
-----------------------------
As to Hops
                                         RMRP:

                                         ROCKY MOUNTAIN RESTAURANT
                                         PARTNERS, INC.

/s/ CURT P. CREELY                       By: /s/ L. LOWERY BALDWIN
-----------------------------                -----------------------------------
                                                 L. Lowry Baldwin, President

As to RMRP

                                         RMRP PRINCIPALS:

/s/ CURT P. CREELY                       /s/ L. LOWEY BALDWIN
-----------------------------            ---------------------------------------
                                             L. Lowry Baldwin, Individually

/s/ CURT P. CREELY                       /s/ CHARLES M. DAVIS, JR.
-----------------------------            ---------------------------------------
                                             Charles M. Davis, Jr., Individually

/s/ CURT P. CREELY                       /s/ JOHN I. BALDWIN
-----------------------------            ---------------------------------------
                                             John I. Baldwin, Individually

                                         /s/ ANGEL DELMONTE
                                         ---------------------------------------
                                             Angel DelMonte, Individually

                                         /s/ CARLOS J. ALFONSO
                                         ---------------------------------------
                                             Carlos J. Alfonso, Individually

                                         /s/ ALBERT E. ALFONSO
                                         ---------------------------------------
                                             Albert E. Alfonso, Individually

                                    EXHIBIT A

                                "RMRP PRINCIPALS"
       (LIST OF SHAREHOLDERS OF ROCKY MOUNTAIN RESTAURANT PARTNERS, INC.)

                                                       PERCENTAGE OF
                      NAME                               OWNERSHIP
                      ----                             -------------

              L. Lowry Baldwin                              37%

              Charles M. Davis, Jr.                         37%

              John I. Baldwin                               13%

              Angel DelMonte                               4.4%

              Carlos J. Alfonso                            4.3%

              Albert E. Alfonso                            4.3%